MEDIA RELEASE

Fisher Communications’ Fourth Quarter
and Full-Year 2012 Financial Results

Broadcast Stations Drove Strong Performance

•	Adjusted EBITDA for fiscal 2012 increased 71% from 2011 and earnings per share increased 35% (excluding the after-tax gain on the sale of Fisher Plaza).

•	Leading market positions drove Net Television Revenue up 23% in fourth quarter and 15% for fiscal 2012.

•	TV cash flow increased 55% in the fourth quarter of 2012 as well as for fiscal 2012, compared to the same periods in 2011.

•	Fourth quarter diluted EPS was $0.96 compared to $0.72 EPS in the fourth quarter of 2011 and full year diluted EPS of $1.47 compared to $1.09 EPS in 2011 (excluding the after-tax gain on the sale of Fisher Plaza).

•	Board of Directors declared a quarterly cash dividend of $0.15 per share.

SEATTLE, WA – (Marketwire) – February 28, 2013 – Fisher Communications, Inc. (NASDAQ: FSCI), a leader in local media innovation, today reported its financial results for the fourth quarter and fiscal year ended December 31, 2012.

Management Commentary
“We are pleased with our operating performance in the fourth quarter and full year of 2012. For the seventh consecutive year, Fisher broadcast stations grew core market revenue share reflecting the quality and value of our local brands, and validating the strength and execution of our strategic plan,” said Colleen B. Brown, Fisher’s President and Chief Executive Officer. “As we begin 2013, we remain focused on building on our momentum and creating value for our shareholders.”

She added, “Completing our first full year as a pure play broadcaster, adjusted EBITDA increased 71% from prior year. Revenue growth and operational efficiencies, demonstrate the robust leverage inherent in our business model.”

Fourth Quarter 2012 Financial Highlights
(All comparisons are made to the fourth quarter of 2011 unless otherwise noted)

•	Revenues were $52.1 million, up 12% from $46.4 million but were up 20% when excluding Fisher Plaza revenue from 2011.

•	Direct operating, selling, general and administrative and programming costs increased 5% or $1.8 million. This year’s results included increases in Plaza rent expenses, network programming fees, costs related to various strategic initiatives and increased stock compensation expense related to the special cash dividend. 2011 expenses included a credit related to the Company’s revised vacation policy and Plaza operating expenses. Excluding the items noted above, our remaining operating expenses were 4% lower than the same period last year.

•	Adjusted EBITDA of $17.5 million, was up 65% from $10.7 million.

•	EPS of $0.96 increased from $0.72 in the year ago period (excluding the after-tax gain on the sale of Fisher Plaza).

Television:

•	TV net revenue was up 23% year-over-year to $46.7 million driven by strong political issue and candidacy placements.

•	Net TV revenue (excluding political) decreased 2% to $33.9 million as the Pacific Northwest continued to experience softening in national spot advertising.

•	TV core advertising revenue decreased 11% to $24.2 million with weakness most notable in our professional services and automotive categories, which decreased 23% and 6% respectively, while the retail category was flat.

•	Retransmission consent revenue increased 81% to $6.1 million, the result of renewed contracts.

•	TV cash flow increased 55% to $20.7 million; TV cash flow margin was 44%, up from 35% due to an increase in political spending and retransmission consent revenue.

•	Political revenue increased 267% to $12.9 million due to increased issue and candidacy placements.

Radio:

•	Radio net revenue was relatively flat at $5.5 million.

•	Radio cash flow was relatively flat at $1.4 million; radio cash flow margin of 26% was also in-line with the fourth quarter of 2011.

Full Year 2012 Financial Highlights
(All comparisons are made to full-year 2011 unless otherwise noted)

•	Revenues were up 3% to $168.2 million, and were up 12% when excluding Fisher Plaza revenue from 2011.

•	Direct operating, selling, general and administrative and programming costs increased 1% or $2.0 million. This year’s results included increases in Plaza rent expenses, network programming fees, costs related to various strategic initiatives and increased stock compensation expense related to the special cash dividend. 2011 expenses included proxy costs, credit related to the Company’s revised vacation policy and Plaza operating expenses. Excluding the items noted above, our remaining operating expenses were 2% lower than 2011.

•	Adjusted EBITDA increased 71% to $36 million.

•	EPS of $1.47 increased from $1.09 in 2011 (excluding the after-tax gain on the sale of Fisher Plaza).

Television:

•	TV net revenues increased 15% to $147.3 million due to increased political spending and retransmission consent revenue.

•	Net TV revenue (excluding political) increased 5% to $129.4 million.

•	TV core advertising revenue declined 3% to $94.1 million due in large part to a 6% decline in our professional services category on lower insurance spending and a 3% decline in our telecom category due to lower cellular provider spending. These declines were partially offset by a 6% increase in automotive due to increased dealership spending and a 5% increase in retail advertising.

•	Retransmission consent revenue increased 66% to $22.2 million, the result of renewed contracts.

•	TV cash flow increased $17.4 million to $49.0 million or 33% cash flow margin, up from 25% cash flow margin in 2011.

•	Political revenue increased 274% to $18 million due to increased issue and candidacy placements.

Radio:

•	Radio net revenue declined 2% to $21 million.

•	Radio cash flow was up 14% to $5.5 million; radio cash flow margin was 26%, an increase from 23% in 2011.

Recent Operational Highlights

•	Flagship station KOMO-TV surpassed market leading rival in key demographics for the first time in more than a decade.

•	Announced the agreement to acquire the operating assets of television station KMTR TV in Eugene, Oregon, which is expected to close in the second quarter of 2013.

Balance Sheet & Liquidity

•	Cash and cash equivalents were $20.4 million at year end, compared to $176.5 million at the end of 2011, reflecting $93 million of dividends paid and shares repurchased and retirement of senior debt of $62 million.

•	Fisher remains debt free and has established a $30 million senior secured revolving credit facility.

Quarterly Dividend
The Company’s Board of Directors declared a quarterly cash dividend of $0.15 per share on its common stock payable on March 29, 2013, to shareholders of record at the close of business on March 19, 2013.

Fourth Quarter and Full Year 2012 Conference Call
Fisher will host a conference call today at 1:30 p.m. (PST). Senior management will discuss the financial results and host a question and answer session. The dial-in number for the audio conference call is 1-888-713-4215, international callers should dial 1-617-213-4867; confirmation code 95513592. A live audio webcast of the call will be accessible to the public on Fisher’s website, www.fsci.com.

Replay of the conference call will be available approximately two hours after the live call ends and will be available for one week following the call. To access the replay, dial 1-888-286-8010. International callers should dial 1-617-801-6888 to access the replay. The passcode for the replay is 63828653.

Definitions and Disclosures Regarding Non-GAAP Financial Information
The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles (GAAP) and believes this should be the primary basis for evaluating its performance.

The preceding discussion of our results includes a discussion of non-GAAP financial measures such as Television cash flow, Radio cash flow, net income, excluding the after tax impact on sale of Fisher Plaza, net, Broadcast cash flow and Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA. These non-GAAP measures should not be viewed as alternatives or substitutes for GAAP reporting.

The Company believes the presentation of these non-GAAP measures is useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; and by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, time brokerage agreements or local marketing agreements. Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business.

Television and radio cash flow are calculated as television and radio segment income from operations plus amortization of broadcast rights, non-cash charges, Internet and trade expenses minus payments for broadcast rights and Internet revenue. Broadcast cash flow is calculated by adding the Television and radio cash flow.

Net income, excluding the after tax impact on sale of Fisher Plaza, net is calculated as net income less the gain on Fisher Plaza, net, adjusted by the estimated tax impact of the gain by applying the annual effective tax rate.

EBITDA is calculated as income from operations plus amortization of broadcast rights; depreciation and amortization; stock-based compensation; loss on disposal of property, plant and equipment, net; proxy related costs; and non-cash charges minus payments for broadcast rights; gain on sale of real estate, net; Plaza fire reimbursements, net; and amortization of non-cash benefit resulting from a change in national advertising representation firm.

Adjusted EBITDA excludes Plaza rent expense and Plaza EBITDA in 2011. Plaza EBITDA is calculated as Plaza segment income from operations. Management believes this presentation of Adjusted EBITDA is useful to investors because it provides investors with a comparable measure given the impact of the disposition and subsequent operating lease of Fisher Plaza.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this press release, please see the supplemental tables at the end of this release.

About Fisher Communications, Inc.
Fisher Communications, Inc. is a Seattle-based communications Company that owns and operates 13 full power television stations, seven low power television stations, three owned radio stations and one managed radio station in the Western United States. The Company also owns and operates Fisher Interactive Network, its online division (including over 120 online sites) and Fisher Pathways, a satellite and fiber transmission provider. For more information about Fisher Communications, Inc., go to www.fsci.com.

Forward-Looking Statements
This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “intends,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release, including, among other things, statements related to changes in revenue, cash flow and operating expenses, and the expected closing of the KMTR TV transaction involve risks and uncertainties and are subject to change based on various important factors, including the impact of changes in national and regional economies, the competitiveness of political races and voter initiatives, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2012, which we have filed with the Securities and Exchange Commission.

Fisher Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended			Year ended
	December 31,		%	December 31,		%
			Increase			Increase
(in thousands, except per-share amounts)	2012	2011	(decrease)	2012	2011	(decrease)
Revenue	$52,107	$46,366	12%	$168,204	$163,968	3%

Operating expenses
Direct operating costs	17,492	17,679	(1%)	66,466	70,274	(5%)
Selling, general and administrative expenses	16,737	14,685	14%	62,311	55,494	12%
Amortization of broadcast rights	2,463	2,484	(1%)	9,835	10,808	(9%)
Depreciation and amortization	1,749	1,537	14%	6,990	9,564	(27%)
Gain on sale of real estate, net	-	—	n/a	(164)	(4,089)	96%
Gain on sale of Fisher Plaza	-	(40,454)	100%	—	(40,454)	100%
Plaza fire reimbursements, net	-	—	n/a	—	(223)	100%
Gain on asset exchange, net	-	(32)	100%	—	(32)	100%

Total operating expenses	38,441	(4,101)	1,037%	145,438	101,342	44%

Income from continuing operations	13,666	50,467	(73%)	22,766	62,626	(64%)
Loss on extinguishment of senior notes, net	-	(121)		(1,482)	(1,477)
Other income, net	(118)	206		25	420
Interest expense	(17)	(1,498)		(309)	(7,195)
Income from continuing operations before income taxes	13,531	49,054		21,000	54,374
Provision for income taxes	4,955	16,529		7,806	18,507

Income from continuing operations, net of income taxes	8,576	32,525		13,194	35,867

Income from discontinued operations, net of income taxes	-	577		—	568

Net income	$8,576	$33,102		$13,194	$36,435

Income per share:

From continuing operations	$0.97	$3.68		$1.49	$4.06

From discontinued operations	-	0.07		—	0.07

Net income per share	$0.97	$3.75		$1.49	$4.13

Income per share assuming dilution:

From continuing operations	$0.96	$3.65		$1.47	$4.03

From discontinued operations	-	0.06		—	0.06

Net income per share assuming dilution	$0.96	$3.71		$1.47	$4.09

Weighted average shares outstanding	8,842	8,838		8,860	8,829
Weighted average shares outstanding assuming dilution	8,928	8,914		8,948	8,904
Dividends declared per share	$0.15	—		$10.15	—

Fisher Communications, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31,	December 31,
(in thousands)	2012	2011
ASSETS
Current assets
Cash and cash equivalents	$20,403	$143,017
Short-term debt security investments	-	33,481
Receivables, net	28,243	32,402
Income taxes receivable	834	117
Deferred income taxes, net	1,062	1,825
Prepaid expenses and other	3,629	3,062
Broadcast rights	6,690	6,789
Total current assets	60,861	220,693
Restricted cash	3,624	3,594
Cash surrender value of life insurance and annuity contracts	18,100	17,278
Goodwill, net	13,293	13,293
Intangible assets, net	40,072	40,307
Other assets	5,208	5,006
Deferred income taxes, net	711	3,367
Assets held for sale	-	658
Property, plant and equipment, net	39,155	40,921

Total assets	$181,024	$345,117

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$-	$61,834
Accounts payable	1,496	3,754
Accrued payroll and related benefits	4,200	4,660
Interest payable	-	1,556
Television broadcast rights payable	6,488	6,541
Income taxes payable	3,060	21,468
Current portion of accrued retirement benefits	1,368	1,302
Other current liabilities	7,260	8,708
Total current liabilities	23,872	109,823
Deferred income	8,338	10,036
Accrued retirement benefits	22,574	20,525
Other liabilities	3,105	2,688

Total liabilities	57,889	143,072

Total stockholders’ equity	123,135	202,045

Total liabilities and stockholders’ equity	$181,024	$345,117

Fisher Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flow
(Unaudited)

	Year ended December 31,
(in thousands)	2012	2011
Operating activities
Net income	$13,194	$36,435
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	6,990	9,564
Deferred income taxes	3,418	(3,960)
Loss on extinguishment of senior notes, net	594	466
Loss in operations of equity investees	191	250
Loss on disposal of property, plant and equipment	114	274
Gain on exchange of assets, net	—	(32)
Gain on sale of radio station, net	—	(1,062)
Gain on sale of real estate, net	(164)	(4,089)
Gain on sale of Fisher Plaza, net	—	(40,454)
Amortization of deferred financing fees	23	296
Amortization of deferred gain on sale of Fisher Plaza	(759)	(30)
Amortization of debt security in investment premium	74	—
Amortization of non-cash contract termination fee	(1,461)	(1,461)
Amortization of broadcast rights	9,835	10,808
Payments for broadcast rights	(9,804)	(11,069)
Stock-based compensation	2,458	1,580
Change in operating assets and liabilities, net
Receivables	4,159	(1,596)
Prepaid expenses and other	279	(198)
Cash surrender value of life insurance and annuity contracts	(821)	1,617
Other assets	164	1,605
Accounts payable, accrued payroll and related
benefits and other current liabilities	(56)	(4,095)
Interest payable	(1,556)	(996)
Income taxes receivable and payable	(19,124)	22,703
Accrued retirement benefits	736	654
Other liabilities	1,151	(3,770)

Net cash provided by operating activities	9,635	13,440
Investing activities
Increase in restricted cash	—	(3,594)
Investment in equity investee	(121)	(147)
Purchase of held to maturity debt security investments	(82,733)	(33,481)
Purchase of investment in a radio station	(750)	—
Purchase of option to acquire a radio station	(615)	(185)
Deposits paid for purchase of television stations	(850)	—
Purchase of property, plant and equipment	(8,903)	(8,135)
Proceeds from sale of available for sale debt security investments	66,328	—
Proceeds from maturity of available for sale debt security investments	6,200	—
Proceeds from sale of held to maturity debt security investments	7,628	—
Proceeds from maturity of held to maturity debt security investments	35,967	—
Proceeds from sale of radio station	—	1,807
Proceeds from sale of real estate	825	4,164
Proceeds from sale of Fisher Plaza	—	156,111

Net cash provided by (used in) investing activities	22,976	116,540

Financing activities
Repurchase of senior notes	(61,834)	(39,606)
Repurchase of common stock	(2,510)	—
Shares settled on vesting of stock rights	(438)	(292)
Payments on capital lease obligations	(196)	(181)
Proceeds from exercise of stock options	69	75
Excess tax benefit from exercise of stock awards	123	96
Cash dividends paid	(90,439)	—
Net cash used in financing activities	(155,225)	(39,908)

Net increase in cash and cash equivalents	(122,614)	90,072
Cash and cash equivalents, beginning of period	143,017	52,945

Cash and cash equivalents, end of period	$20,403	$143,017

Fisher Communications, Inc. and Subsidiaries
GAAP to Non-GAAP Reconciliations
(Unaudited, in thousands)

The following table provides a reconciliation of income from continuing operations (GAAP) to EBITDA (non-GAAP) and Adjusted EBITDA (non-GAAP) in each of the periods presented:

	Three months ended		Year ended
	December 31,		December 31,
	2012	2011	2012	2011
Income from continuing operations	$13,666	$50,467	$22,766	$62,626
Adjustments:

Amortization of broadcast rights	2,463	2,484	9,835	10,808
Payments for broadcast rights	(2,383)	(2,381)	(9,804)	(11,069)
Depreciation and amortization	1,749	1,537	6,990	9,564
Stock-based compensation	1,174	406	2,458	1,580
Loss on disposal of property, plant and equipment	13	199	114	274
Gain on exchange of assets, net	—	(32)	—	(32)
Gain on sale of real estate, net	—	—	(164)	(4,089)
Gain on sale of Fisher Plaza, net	—	(40,454)	—	(40,454)
Plaza fire reimbursements, net	—	—	—	(223)
Proxy related costs	—	—	—	1,639
Amortization of non-cash benefit resulting from change in	(365)	(365)	(1,461)	(1,461)
national advertising representation firm
EBITDA (Non-GAAP)	$16,317	$11,861	$30,813	$29,163

Fisher Plaza rent expense	1,227	133	5,160	133
Plaza EBITDA	—	(1,330)	—	(8,268)

Adjusted EBITDA (Non-GAAP)	$17,544	$10,664	$35,973	$21,028

The following table provides a reconciliation of television segment income from continuing operations (GAAP) to television broadcast cash flow (non-GAAP) in each of the periods presented:

	Three months ended		Year ended
	December 31,		December 31,
	2012	2011	2012	2011
Television segment income from continuing operations	$20,174	$13,285	$47,804	$31,498
Less:

Amortization of broadcast rights	2,463	2,484	9,835	10,808
Payments for broadcast rights	(2,383)	(2,381)	(9,804)	(11,069)
Net trade and internet (income) loss (1)	420	(69)	1,194	404
Television Broadcast Cash Flow (Non-GAAP)	$20,674	$13,319	$49,029	$31,641

Television Broadcast Cash Flow as a percentage of Television Segment Revenue	44.2%	35.1%	33.3%	24.6%

Television Segment Revenue	$46,744	$37,991	$147,344	$128,548

(1) Excludes multiplatform internet related revenue

The following table provides a reconciliation of radio segment income from continuing operations (GAAP) to radio broadcast cash flow (non-GAAP) in each of the periods presented:

	Three months ended		Year ended
	December 31,		December 31,
	2012	2011	2012	2011
Radio segment income from continuing operations	$1,380	$1,445	$5,400	$4,803
Less:

Net trade (income) loss	38	(14)	115	17

Radio Broadcast Cash Flow (Non-GAAP)	$1,418	$1,431	$5,515	$4,820

Radio Broadcast Cash Flow as a percentage of Radio Segment Revenue	25.9%	26.1%	26.3%	22.6%

Radio Segment Revenue	$5,469	$5,480	$20,993	$21,356

The following table provides television segment net revenue comparisons in each of the periods presented:

	Three months ended December 31,		%	Year ended December 31,		%
	2012	2011	Increase	2012	2011	Increase
			(decrease)			(decrease)
Core advertising (local and national)	$24,221	$27,362	(11%)	$94,138	$96,940	(3%)
Political	12,876	3,508	267%	17,986	4,809	274%
Internet (1)	1,129	1,616	(30%)	4,929	5,574	(12%)
Retransmission	6,090	3,367	81%	22,207	13,404	66%
Trade, barter and other	2,428	2,138	14%	8,084	7,821	3%

Television segment net revenue	$46,744	$37,991	23%	$147,344	$128,548	15%

Television segment net revenue, excluding political	$33,868	$34,483	(2%)	$129,358	$123,739	5%

(1) Excludes multiplatform internet related revenue which is included within core advertising

The following table provides radio segment net revenue comparisons in each of the periods presented:

	Three months ended December 31,		%	Year ended December 31,		%
	2012	2011	Change	2012	2011	Change
Core adverting (local and national)	$4,844	$4,928	(2%)	$19,435	$19,879	(2%)
Political	360	304	18%	540	453	19%
Trade, barter and other	265	248	7%	1,018	1,024	(1%)

Radio segment net revenue	$5,469	$5,480	(0%)	$20,993	$21,356	(2%)

Radio segment net revenue, excluding political	$5,109	$5,176	(1%)	$20,453	$20,903	(2%)

The following table provides a reconciliation of net income (GAAP) to adjusted net income, excluding the after tax impact on sale of Fisher Plaza, net (non-GAAP) in each of the periods presented:

	Three months ended December 31,		Year ended December 31,
	2012	2011	2012	2011
Net income	$8,576	$33,102	$13,194	$36,435
Adjustments:

Gain on sale of Fisher Plaza, net	—	(40,454)	—	(40,454)
Tax impact on gain	—	13,754	—	13,754

Adjusted net income, excluding the after tax impact on sale of Fisher Plaza, net	$8,576	$6,402	$13,194	$9,735

Adjusted net income per share assuming dilution, excluding the after tax impact on sale of Fisher Plaza, net	$0.96	$0.72	$1.47	$1.09

Weighted average shares outstanding assuming dilution	8,928	8,914	8,948	8,904

Contacts:
Addo Communications
310-829-5400

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